EXHIBIT 1.1

INVESCO UNIT TRUSTS, MUNICIPAL SERIES 1356

TRUST AGREEMENT

Dated: August 20, 2021

This Trust Agreement among Invesco Capital Markets, Inc., as Depositor, The Bank of New York Mellon, as Trustee, and Invesco Investment Advisers LLC, as Supervisor and Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Standard Terms and Conditions of Trust For Invesco Unit Trusts, Municipal Series, Effective for Unit Investment Trusts Established On and After December 4, 2012 (Including Invesco Unit Trusts, Municipal Series 1130 and Subsequent Series)” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

1.               The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

2.               The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under “Summary of Essential Financial Information—General Information—Number of Units” in the Prospectus Part I for such Trust.

3.               The term “First Settlement Date” shall mean the date set forth in footnote 3 under “Summary of Essential Financial Information” in the Prospectus Part I for a Trust.

4.               The term “Monthly Distribution Date” shall mean the “Distribution dates” set forth under “Summary of Essential Financial Information—Estimated Distributions” in the Prospectus Part I for a Trust.

5.               The term “Monthly Record Date” shall mean the “Record dates” set forth under “Summary of Essential Financial Information—Estimated Distributions” in the Prospectus Part I for a Trust.

6.               All references in the Standard Terms and Conditions of Trust to “Standard & Poor’s Securities Evaluations, Inc.” are hereby changed to “Invesco Investment Advisers LLC.” The third paragraph under Section 9.05 relating to written notice to the Evaluator is hereby replaced with the following:

Any notice, demand, direction or instruction to be given to the Evaluator shall be in writing and shall be duly given if mailed or delivered to the Evaluator at 11 Greenway Plaza, Houston, Texas 77046-1173, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.

7.               All references in Section 3.05(f) of the Standard Terms and Conditions of Trust to distributions by mail are hereby deleted.

8.               The Depositor’s annual compensation rate described in Section 3.15 and the Supervisor’s annual compensation rate described in Section 4.01 collectively shall be that amount set forth under the section entitled “Summary of Essential Financial Information—Expenses—Supervisory, bookkeeping and administrative services fee” in the Prospectus Part I for a Trust.

9.               The Trustee’s annual compensation as set forth under Section 7.04 shall be that amount set forth under the section entitled “Summary of Essential Financial Information—Expenses—Trustee’s Fee” in the Prospectus Part I for a Trust.

10.            The Evaluator’s annual compensation described in Section 5.03 shall be that amount set forth under the section entitled “Summary of Essential Financial Information—Expenses—Evaluation Fee” in the Prospectus Part I for the Trust, but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such evaluation services in any calendar year exceed the aggregate cost to the Evaluator for providing such services.

[Remainder of page intentionally blank. Signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed, all as of the day, month and year first above written.

INVESCO CAPITAL MARKETS, INC.

By: /s/ TARA BAKER
Vice President, Business Operations and Quality Assurance

INVESCO INVESTMENT ADVISERS LLC, as Supervisor

By: /s/ TARA BAKER
Vice President

INVESCO INVESTMENT ADVISERS LLC, as Evaluator

By: /s/ TARA BAKER
Vice President

THE BANK OF NEW YORK MELLON

By: /s/ ANDREW WYNN
Vice President

SCHEDULE A TO TRUST AGREEMENT

SECURITIES INITIALLY DEPOSITED
IN
INVESCO UNIT TRUSTS, MUNICIPAL SERIES 1356

[Incorporated herein by this reference and made a part hereof is each “Portfolio” schedule as set forth in the Prospectus.]